Exhibit 5.1
Maslon LLP Office Dial: 612.672.8200 www.maslon.com

June 16, 2020

Predictive Oncology Inc.
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121

Re: Issuance of Common Stock

Ladies and Gentlemen:

We have acted as counsel for Predictive Oncology Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the registration for resale of up to 1,738,357 shares of the Common Stock, $0.01 par value, of the Company (the “Common Stock”) on behalf of certain selling stockholders, including (i) up to 1,396,826 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of certain warrants (the “Warrants”) held by such selling stockholders, and (ii) up to 341,531 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of Series E Convertible Preferred Stock, $0.01 par value, of the Company (“Series E Stock”) held by such selling stockholders.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, including the exhibits thereto, the Certificate of Incorporation and Bylaws of the Company, each as amended to date (including without limitation the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock), the Warrants, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for purposes of rendering the opinions set forth herein. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that, (i) the Shares are validly issued, fully paid and nonassessable, (ii) the Warrant Shares, when issued and sold in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, and (iii) the Conversion Shares, when issued upon conversion of the Series E Stock in accordance with the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, will be validly issued, fully paid and nonassessable.

Predictive Oncology Inc. June 16, 2020 Page 2

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein.

The opinions expressed herein are limited to the federal laws of the United States and the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon only by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ MASLON LLP